--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         -------------------------

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


/X/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)(2))Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            DAW TECHNOLOGIES, INC.
   ----------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)


   ----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                             DAW TECHNOLOGIES, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 30, 1999

                        ---------------------------------


To the Shareholders of DAW TECHNOLOGIES, INC.:

     The Annual Meeting of Shareholders of Daw Technologies, Inc. (the "Company") will be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on Friday, July 30, 1999, at 2:00 p.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

     (1) To elect six members of the Board of Directors, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

     (2) To consider and act upon approval of the Daw Technologies, Inc. 1999 Omnibus Stock Incentive Plan.

     (3) To ratify the appointment of Grant Thornton LLP as independent public accountants for the year ending December 31, 1999.

     (4) To consider such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 25, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.


                                   BY ORDER OF THE BOARD OF DIRECTORS


DATED:  June 29, 1999              RONALD W. DAW
                                   Chairman of the Board


                                    IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                             DAW TECHNOLOGIES, INC.
                               2700 South 900 West
                           Salt Lake City, Utah 84119

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 30, 1999


                             SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the shareholders of Daw Technologies, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Friday, July 30, 1999, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about July 6, 1999.

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

RECORD DATE

     The Board of Directors has fixed the close of business on June 25, 1999 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 12,513,114 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

     Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the five director nominees; FOR approval of the 1999 Omnibus Stock Incentive Plan ("Incentive Plan"); FOR the ratification of the appointment by the Board of Directors of Grant Thornton LLP, as independent public accountants of the Company for the year ending

December 31, 1999; and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

     The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or the absence of a quorum. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

     In the election of directors, shareholders will not be allowed to cumulate their votes. The six nominees receiving the highest number of votes will be elected. The approval of the Incentive Plan, the ratification of the selection of an independent auditor and any other matter presented for approval by the shareholders will be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors, the approval of the Incentive Plan, or the ratification of the selection of the independent public accountants.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, a board of six directors will be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for director identified below is currently a director of the Company.

     Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election of each of the persons identified as nominees for directors below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

     The following sets forth information about each nominee for election as a director:

     CHARLES L. BATES, 74, has been a director of the Company since October 1992, and prior thereto was a director of Daw Technologies Incorporated ("DTI"), the Company's predecessor, from 1990. Mr. Bates founded Valtek, a Utah based company that manufactures automatic control valves, and served as its Chairman from 1987 to 1993 and as its Chief Executive Officer from 1966 until 1987. Mr. Bates has a Bachelor of Science degree in Mechanical Engineering from Northeastern University.

     ROBERT G. CHAMBERLAIN, 58, has been a director of the Company since 1991. He is currently the President and Chief Executive Officer of Micromonitors, Inc., an instrumentation company. From April 1993 to December 1995, Mr. Chamberlain was Vice President and Manager of Operations in the semiconductor equipment group for Watkins-Johnson Company. From July 1991 to March 1992, he was the President of Insystems, a wafer inspection equipment company. Mr. Chamberlain has twenty-five years of sales and marketing management experience in the semiconductor component and semiconductor equipment fields, including fifteen years of international management. Mr. Chamberlain holds a Masters of Business Administration degree from Stanford University and a Bachelor of Science degree in Engineering from Princeton University.

     RONALD W. DAW, 47, is the Chairman of the Board, President and Chief Executive Officer of the Company and has served in this capacity since October 13, 1992. Prior thereto, he was the Chairman and Chief Executive Officer of DTI from its inception in 1987. From 1984 to 1988, Mr. Daw was the President of Daw Incorporated, an interior finish construction company. Since 1984, Mr. Daw has had broad experience in the cleanroom business. Mr. Daw is currently a member of the Board of Trustees of Westminster College in Salt Lake City and serves on the National Business Advisory Board for the David Eccles School of Business at the University of Utah. Mr. Daw received his Bachelor of Science degree in Accounting from the University of Utah.

     ROBERT J. FRANKENBERG, 52, has been a director of the Company since October 1996. He currently serves as President and CEO of Encanto Networks, Inc., a company that develops, manufactures and installs internet products and services. Mr. Frankenberg serves as a member of the Board of Directors for ElectroGlas, Inc., Caere Corporation, Wall Data, Inc. and Secure Computing, Inc. From April 1994 to August 1996, Mr. Frankenberg was CEO and President of Novell, Inc., a software company. Mr. Frankenberg also served as Chairman of Novell from August 1994 to August 1996. Prior to joining Novell, Inc., he was Vice President and General Manager of the Personal Information Products Group at Hewlett Packard (HP) from 1990 to 1994. He has broad experience in the high tech industry, with specific knowledge of the semiconductor sector. Mr. Frankenberg is a former member of the San Jose State School of Engineering Advisory Board, where he earned a Bachelor's degree in Computer Engineering, and is a SEP graduate of Stanford's Graduate School of Business.

     VIRGINIA GORE GIOVALE, 55, has been nominated for election as a director of the Company. Ms. Giovale currently serves as a member of the Board of Directors and the Compensation Committee of W.L. Gore and Assoc., Inc., a privately-held company that develops and manufactures products for the medical, fabric and electronic industries under the Gortex-Registered Trademark- brand name. Ms. Giovale has served as a member of the Board of Trustees of Westminster College, a private liberal arts college located in Salt Lake City, Utah, since 1977 and has served as Chair of that Board since 1989. Ms. Giovale has also served as Co-Chair of the Flagstaff Community Foundation since 1995 and as a Board Member of the Arizona Community Foundation since 1996. Ms. Giovale received her Bachelor of Science degree in mathematics from Westminster College.

     JAMES S. JARDINE, 52, has been a director of the Company since October 1996. Mr. Jardine has been a practicing attorney for the law firm of Ray, Quinney & Nebeker since 1975, and currently serves as its Managing Director. He is presently Chairman of the Board of Trustees of the University of Utah and a member of the Board of Directors of ZCMI, where he serves on the Board's Executive Committee. He is also outside General Counsel to the Salt Lake Olympic Committee for the Winter Olympic Games of 2002. Mr. Jardine earned his Juris Doctor from Harvard Law School and his Bachelor of Arts from the University of Utah.

BOARD AND COMMITTEE MEETINGS; LEGAL PROCEEDINGS

     During the year ended December 31, 1998, the Board of Directors held four meetings. Each member attended at least 75% of all board meetings and applicable committee meetings held during the period he was a director of the Company.

     The Board of Directors has a Compensation Committee that is responsible for determining and approving the compensation of the Company's officers, reviewing matters pertaining to the compensation of the Company's employees, and administering the Company's Option Plans. The current members of the Compensation Committee are Robert G. Chamberlain and Robert J. Frankenberg. The Compensation Committee met once during 1998. The Board of Directors has an Audit Committee that is responsible for determining the adequacy of the Company's internal accounting and financial controls, reviewing the auditor reports and recommendations and interviewing and making recommendations to the Board of Directors for the selection of the Company's independent public accountants. The current members of the Audit Committee are Charles L. Bates and James S. Jardine. The Audit Committee met once during 1998. The Board of Directors does not have a Nominating Committee.

     On April 4, 1997, the Securities and Exchange Commission issued a Cease and Desist Order against Ronald W. Daw, a director and the Chief Executive Officer of the Company, ordering him to cease and desist from committing or causing any violation of, and committing or causing any future violation of, Sections 13(g) and 16(a) of the Exchange Act and Rules 13d-1, 13d-2, 16a-2 and 16a-3 promulgated thereunder.

                               EXECUTIVE OFFICERS

     In addition to Ronald W. Daw, certain information is furnished with respect to the following executive officers of the Company:

     MICHAEL J. SCHIFSKY, 38, joined the Company October 1, 1998 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Schifsky served from 1994 to 1998 as the Chief Financial Officer of Thatcher Company, a national chemical manufacturing and distribution company. From 1988 to 1994, Mr. Schifsky was employed by Airgas, Inc., a large international industrial gas company where he held several positions in the Corporate Finance Department and ultimately became a division president. From 1984 to 1988, Mr. Schifsky was with Ernst & Young, an international accounting firm. Mr. Schifsky is a licensed Certified Public Accountant and holds a Bachelor of Science Degree in Accounting from Villanova University.

     DAVID R. GROW, 42, is currently Executive Vice President of the Company, with primary responsibility for the Company's Transportation Systems Division. During 1995 to October 1998, he served as Chief Operating Officer, Executive Vice President, Chief Financial Officer and Corporate Secretary. From 1992 through September 1995, Mr. Grow was employed at WordPerfect Corporation, a software company, which was acquired by Novell, Inc., a software company, in 1994. Prior to the acquisition, Mr. Grow was the corporate controller of WordPerfect. Subsequent to the acquisition, he served as the senior director of administration for the Novell Applications Group. His experience also includes ten years with Price Waterhouse, a national accounting firm. Mr. Grow is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Utah.

     STEVEN R. BURT, 44, has been the Senior Vice President of Field Operations for the Company since December 1995. From June 1994 to December 1995, he was Vice President of Sales and Marketing for the Company. From 1993 to June 1994 he was Vice President of International Operations for the Company. From 1992 until 1993 he was Vice President of Asian/Pacific Rim Operations for the Company and from 1991 to 1992, he served in this capacity for DTI. Mr. Burt was also the Vice President of Design/Engineering/Testing for DTI from 1988 to 1991. His previous experience includes project architect for FFKR Architects/Planners and Director of Architecture for DMJM Engineers/Architects in Salt Lake City, Utah. Mr. Burt holds a Bachelor of Science degree in Economics and a Masters of Architecture degree from the University of Utah.

     MICHAEL J. SHEA, 38, rejoined Daw Technologies in August of 1997 as Senior Vice President of Marketing & Sales. Mr. Shea was previously with the Company from 1987 to 1992. Prior to his appointment, he most recently, 1995 to 1997, served as President of Scientific Air Systems (SAS), a Portland, Oregon based manufacturer of cleanroom entry systems, fixtures and accessories. From 1992 to 1995, Mr. Shea was Senior Vice President, Marketing & Sales for Numa Technologies, a start-up company specializing in the fabrication and manufacturing of aluminum raised access flooring systems. Mr. Shea began his career in the cleanroom industry in 1979 with Liebert White Cube, Inc., a California based company which designed, manufactured and constructed turnkey cleanrooms, an early prototype of Daw Technologies. He left Liebert White Cube in 1985 to join Mechanical Planning, Inc., a San Jose, California based mechanical HVAC consulting and engineering firm. He served as Director of Business Development promoting engineering services to architects and end users in the Silicon Valley.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").

                                                                LONG TERM       ALL OTHER
                                        ANNUAL COMPENSATION    COMPENSATION  COMPENSATION(4)
                                        -------------------    -----------------------------
                                                                OPTIONS
     NAME AND POSITION         YEAR      SALARY      BONUS     Granted(3)
--------------------------    ------    --------    -------    -----------------------------
Ronald W. Daw                  1998     $215,000    $    0     $ 30,000         $ 9,432
  Chief Executive Officer      1997      215,000         0            0          10,396
  and President                1996      215,000         0       30,000           9,911

David  R. Grow                 1998      166,154         0       20,000           9,368
  Executive Vice               1997      150,769         0            0           7,807
  President                    1996      140,000         0       40,000           6,054

Steven R. Burt                 1998      140,000         0       10,000           8,731
  Senior Vice President        1997      140,000         0       10,000           8,355
  of Field Operations          1996      142,500     2,059        6,500           7,930

Michael J. Shea(1)             1998      130,000         0       10,000           4,954
  Senior Vice President        1997       51,951         0       20,000           3,664
  of Sales & Marketing

William J. Sawaya(2)           1998      126,879         0       10,000           2,600
  Senior Vice President        1997      140,000         0            0           3,186
  Manufacturing and            1996      140,000         0       35,000               0
  Products

---------------------------
(1)  Mr. Shea commenced his employment with the Company in August 1997.

(2)  Mr. Sawaya terminated his employment with the Company on December 29, 1998.

(3) Includes shares subject to options which were repriced in February 1998. See "--Ten-Year Option Repricing."

(4) Consists of matching contributions to the Company's 401(k) Plan and health insurance premiums paid to or on behalf of the named executive officers. For the year ended December 31, 1998, such amounts were as follows: Ronald
     W. Daw, $4,928 matching contributions and $4,504 insurance premiums; David
     R. Grow, $5,014 matching contributions and $4,354 insurance premiums; Steven R. Burt, $4,377 matching contributions and $4,354 insurance premiums; Michael J. Shea, $600 matching contributions and $4,354 insurance premiums; and William J. Sawaya, $2,600 matching contributions.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1998.

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                         PERCENT OF                                ASSUMED ANNUAL RATES OF
                                        TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                                         GRANTED TO                                      OPTION TERM
                           OPTIONS      EMPLOYEES IN   EXERCISE    EXPIRATION    -----------------------------
          NAME            GRANTED(1)     FISCAL YEAR     PRICE        DATE             5%             10%
-----------------------   ----------    ------------   --------    ----------      --------        --------
Ronald W. Daw ........     30,000          10.7%      $   2.66     05/27/08        $ 50,186        $127,181

David R. Grow ........     20,000           7.1%          2.66     05/27/08          33,457          84,787

Steven R. Burt .......     10,000           3.6%          2.66     05/27/08          16,729          42,394

Michael J. Shea ......     10,000           3.6%          2.66     05/27/08          16,729          42,394

William J. Sawaya ....     10,000           3.6%          2.66     05/27/08          16,729          42,394

---------------------------
(1) Consists of non-qualified options granted under the Company's 1993 Stock Option Plan. Fifty percent of the options become exercisable one year from the date of grant and the remaining 50% become exercisable two years from the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on December 31, 1998 None of the Named Executive Officers exercised options during the year ended December 31, 1998.

                                                                             VALUE OF
                                                     NUMBER OF              UNEXERCISED
                                                    UNEXERCISED            IN-THE-MONEY
                                                     OPTIONS AT             OPTIONS AT
                                                     FY-END(#)             FY-END($)(1)
                                                   --------------          -------------
                                                    EXERCISABLE/           EXERCISABLE/
                    NAME                            UNEXERCISABLE          UNEXERCISABLE
--------------------------------------------       --------------          -------------
Ronald W. Daw...............................       115,000/30,000              $0/$0

David R. Grow...............................        60,000/20,000              $0/$0

Steven R. Burt..............................        45,000/15,000              $0/$0

Michael J. Shea.............................        10,000/20,000              $0/$0

William J. Sawaya...........................        35,000/10,000              $0/$0

---------------------------
(1) Calculated based on the difference between the exercise price and the price of a share of the Common Stock on December 31, 1998. As of December 31, 1998, the exercise prices of each of the options held by the Named Executive Officers exceeded the price of a share of the Common Stock ($1.125).

TEN-YEAR OPTION REPRICINGS

     The following table sets forth information with respect to the repricing of outstanding stock options that was effected on October 24, 1996 and on February 24, 1998. See "--Report of the Compensation Committee--Repricing of Options."

                                            NUMBER                                                    LENGTH OF
                                              OF                                                      ORIGINAL
                                          SECURITIES       MARKET          EXERCISE                  OPTION TERM
                                          UNDERLYING      PRICE OF         PRICE AT                 REMAINING AT
                                         OPTIONS/SARS     STOCK AT         TIME OF                      DATE
                                           REPRICED        TIME OF        REPRICING       NEW       OF REPRICING
                                              OR        REPRICING OR          OR        EXERCISE         OR
          NAME                DATE         AMENDED       AMENDMENTS       AMENDMENT       PRICE       AMENDMENT
------------------------  -------------  ------------  ---------------  --------------  --------  -----------------
Ronald W. Daw               10/24/96           30,000        $3.50           $3.56       $3.50            85
  President and Chief       10/24/96           30,000         3.50            5.75        3.50            97
  Executive Officer         10/24/96           25,000         3.50            6.63        3.50           109
                            02/24/98(1)        30,000         1.40            3.50        1.40            69
                            02/24/98(1)        30,000         1.40            3.50        1.40            81
                            02/24/98(1)        25,000         1.40            3.50        1.40            93
                            02/24/98           30,000         1.40            3.50        1.40           104

David R. Grow               10/24/96           20,000         3.50            7.38        3.50           107
  Executive Vice            10/24/96           20,000         3.50            4.68        3.50           113
  President                 02/24/98(1)        20,000         1.40            3.50        1.40            91
                            02/24/98(1)        20,000         1.40            3.50        1.40            97
                            02/24/98           20,000         1.40            3.50        1.40           104

Steven R. Burt              10/24/96           10,000         3.50            5.75        3.50            97
  Senior Vice               10/24/96            3,500         3.50            6.25        3.50           108
  President                 10/24/96           15,000         3.50            6.63        3.50           109
  of Field Operations       10/24/96            6,500         3.50            4.68        3.50           113
                            02/24/98(1)        10,000         1.40            3.50        1.40            81
                            02/24/98(1)         3,500         1.40            3.50        1.40            92
                            02/24/98(1)        15,000         1.40            3.50        1.40            93
                            02/24/98(1)         6,500         1.40            3.50        1.40            97
                            02/24/98           10,000         1.40            3.00        1.40           108

Michael J. Shea             10/24/96           20,000         3.50              --        3.50           106
  Senior Vice President     02/24/98(1)        20,000         1.40            3.50        1.40            90
  of Sales and Marketing

William J. Sawaya           10/24/96           20,000         3.50            5.88        3.50           111
  Senior Vice               02/24/98(1)        20,000         1.40            3.50        1.40            95
  President                 02/24/98           15,000         1.40            3.50        1.40           104
  of Manufacturing
  and Products

---------------------------
(1) Reflects options previously repriced on October 24, 1996 which were repriced again on February 24, 1998.


COMPENSATION COMMITTEE INTERLOCKS

     Robert G. Chamberlain and Robert J. Frankenberg served on the Compensation Committee during the year ended December 31, 1998.

DIRECTOR'S COMPENSATION

     The Company's non-employee directors are paid $1,000 for each meeting of the Board of Directors (or committee thereof) attended in person, $400 for each meeting of the Board of Directors at which such director participates by telephone, and $300 for each meeting of a committee of the Board of Directors at which such director participates by telephone. All of the directors are reimbursed for their expenses for each Board and committee meeting attended. In addition, each non-employee director of the Company receives annually options to purchase 5,000 shares of Common Stock.

                      REPORT OF THE COMPENSATION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT INCORPORATE BY REFERENCE, IN WHOLE OR IN PART, SUBSEQUENT FILINGS INCLUDING, WITHOUT LIMITATION, THIS PROXY STATEMENT, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SET FORTH ON PAGE 11 HEREOF SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require a report from the Compensation Committee of the Board of Directors (the "Committee") addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Ronald W. Daw, and (c) any relationship between such compensation and the Company's performance.

COMPENSATION COMMITTEE

     This report was prepared by the Committee, which is composed of independent directors who are not employees of the Company. The current members of the Committee are Robert G. Chamberlain and Robert J. Frankenberg. The Committee has the responsibility for (i) reviewing, developing and establishing the Company's executive compensation policies, (ii) all compensation matters for the Company's executive officers, including reviewing and establishing the amount and type of compensation provided to the Company's Chief Executive Officer, and (iii) administering the Company's option plans.

COMPENSATION OBJECTIVES AND POLICIES

     In determining the amount and composition of compensation for the Company's executive officers and in administering the option plans, the Committee is guided by the following fundamental objectives and philosophies:

     - Providing a competitive compensation package which will allow the Company to attract and retain qualified and outstanding executive officers.

     - Providing a compensation package that is based on the performance of the Company as well as the individual contributions of the Company's executive officers.

     - Ensuring that a portion of an executive officer's compensation is variable and at risk, to be earned only if the Company and the executive officer meet projected performance levels.

     - Facilitating the acquisition of Common Stock by the executive officers through the granting of stock options in order to align the interests of stockholders and the executive officers.

COMPENSATION COMPONENTS

     The Company's compensation to its executive officers consists of three major components: (i) base salary; (ii) short-term cash incentive awards; and
(iii) long-term incentive awards in the form of stock options.

     BASE SALARY. The Committee establishes base salary based primarily on its subjective judgment taking into consideration both qualitative and quantitative factors. Among the factors considered by the Committee are: (i) salaries provided by other companies in the industry and companies of a comparable size to the Company located in the geographic area where the Company's headquarters are located as determined by the Committee based on its review of available industry and geographic compensation surveys; (ii) the qualifications and performance of each executive officer; (iii) the financial performance of the Company as measured by such factors as revenue growth, market share growth and earnings per share; and (iv) for officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer as to salary levels. The Committee does not assign any specific weights to these factors in determining salaries, but it does place a greater emphasis on the salaries provided by other companies in order to ensure that the salaries provided by the Company are competitive and enable the Company to attract and retain qualified and outstanding executive officers.

     CASH INCENTIVE AWARDS. The Company also provides its executive officers with the opportunity to earn short-term cash incentive awards. Under this program, the Committee established a targeted level of Company performance for the year as measured by earnings per share. In addition, certain performance goals for each of the Company's executive officers were established at the beginning of the year. A bonus range was then established, with the actual amount of the bonus being determined by the extent to which the targeted earnings per share and performance goals had been met or exceeded. The Committee also has the right to adjust the bonuses levels at the end of the year based on its subjective determination as to the individual performance of each of the executive officers. The performance goals for the executive officers, other than the Chief Executive Officer, are proposed by the Chief Executive Officer and reviewed and approved or adjusted by the Committee. The Committee is responsible for establishing the performance goals for the Chief Executive Officer of the Company. No executive bonuses were paid in 1998.

     STOCK OPTIONS. The Committee believes it is essential for all executive officers to receive stock options, thereby aligning the long-term interests of executive officers with those of the shareholders. The Committee awards stock options each year to the executive officers based on a subjective determination by the Committee concerning the position of the executive officer, the value of the executive officer's contributions to the performance of the Company, and the responsibilities associated with the executive officer's position. The Committee believes that the grant of options to executive officers is an important component of the Company's compensation package because it provides an incentive for executive officers to maximize the growth and profitability of the Company in order to increase their compensation, and provides an incentive for officers to continue their employment with the Company.

CHIEF EXECUTIVE COMPENSATION FOR 1998

     Based upon the Committee's subjective review of chief executive officers' salaries in the industry and in the intermountain region, the Company's financial performance in 1998, as measured by earnings per share, revenue growth and market share growth, and the individual performance of Ronald W. Daw, the Committee maintained Mr. Daw's base salary at $215,000 in 1998. Based on the actual performance of the Company for 1998 compared to the targeted level of performance under the cash incentive program, no bonus was awarded to Mr. Daw in 1998 under the Company's cash incentive program. The Committee granted 30,000 stock options to Mr. Daw in 1998. The number of stock options granted to Mr. Daw is lower than the Committee would normally grant to a Chief Executive Officer because the Committee believes Mr. Daw already has a significant ownership position in the Company which aligns his interests with the long-term interests of the Company's shareholders.

REPRICING OF OPTIONS

         In February 1998, the Committee reviewed the status of outstanding stock options under the Company's 1993 Stock Option Plan which had been granted to directors, executive officers and key employees. Notwithstanding the repricing of some of these options in October 1996, the Committee determined that with the continued industry downturn and decline in the market value of the Common Stock, outstanding options were not providing any meaningful incentive to their holders. The Committee also considered the significant efforts of option holders to continue the operations of the Company during a very difficult period and that the executive officers and key employees possess unique experiences and skills that are critical to the Company's future success such that their retention, through ownership of options which represent a meaningful inducement to continue their employment, was determined to be in the best interest of the Company.

     Accordingly, on February 24, 1998, all options with an exercise price greater than $1.40 were repriced to $1.40, which was the market price of the Common Stock on that date and vesting was increased by one year for all options repriced. The table below sets forth information with respect to repricing of options granted to the executive officers of the Company in October 1996 and February 1998.

                                       COMPENSATION COMMITTEE

                                       Robert G. Chamberlain
                                       Robert J. Frankenberg

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative shareholder return on Daw Technologies, Inc.'s Common Stock against the cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for Nasdaq Stocks (SIC 3550-3559 US Companies) (an index composed of companies in the special industry machinery, except metalworking machinery, standard industrial classification) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.

                                    [GRAPH]

-------------------------------------------------------------------------------------------------------------------------
  SYMBOL             INDEX DESCRIPTION             12/30/94        12/29/95        12/31/96       12/31/97      12/31/98
-------------------------------------------------------------------------------------------------------------------------
 ________    Daw Technologies, Inc.                  $144            $144            $ 69           $ 45          $ 28
-------------------------------------------------------------------------------------------------------------------------

 -- -- --    CRSP Index for Nasdaq Stock Market      $113            $172            $162           $196          $204
             (US Companies)
-------------------------------------------------------------------------------------------------------------------------

 ........    CRSP Index for Nasdaq Stocks            $ 98            $138            $170           $208          $294
             (SIC 3550-3559 US Companies)
-------------------------------------------------------------------------------------------------------------------------

Notes:
A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
B. If the quarterly interval is not a trading day, the preceding trading day is used.
C.   The index level for all series was set to 100.0 on December 30, 1993.
D. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 25, 1999, information with respect to the Common Stock owned beneficially by each director or nominee for director, by the Named Executive Officers, by all officers and directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                                          AMOUNT AND
                                                           NATURE OF                   PERCENTAGE
                                                          BENEFICIAL                       OF
        NAME OF BENEFICIAL OWNERS                          OWNERSHIP                    CLASS(1)
------------------------------------------         -------------------------         ---------------
J. Weston Daw(2)                                          2,214,643(3)                    17.2%
Beverly Daw
  2700 South 900 West
  Salt Lake City, Utah  84119

Ronald W. Daw(2)                                          2,031,699(4)                    15.7%
Tracey Daw
  2700 South 900 West
  Salt Lake City, Utah  84119

Dimensional Fund Advisors Inc.                              647,900                        5.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

David R. Grow                                                92,137(5)                      **

Steven R. Burt                                               62,178(6)                      **

Dr. William J. Sawaya, Jr                                    46,611(7)                      **

Michael J. Shea                                              30,000(8)                      **

Robert G. Chamberlain                                        25,000(9)                      **

Charles L. Bates, Jr                                         20,000(10)                     **

James S. Jardine                                             10,000(11)                     **

Robert J. Frankenberg                                        10,000(12)                     **

All Officers and Directors                                2,281,014(13)                   17.7%
  as a Group (9 Persons)
---------------

** Less than 1%.

(1)  Based on 12,513,114 shares of Common Stock outstanding as of June 25, 1999.

(2)  Ronald W. Daw is the son of J. Weston Daw.

(3)  Includes 5,000 shares underlying presently exercisable options

(4) Includes 1,211,499 shares owned jointly by Ronald and Tracey Daw, 219,300 shares owned by the Ronald Daw Family Limited Partnership, 455,200 shares held by Ronald Daw, 100 shares held by Tracey Daw, 600 shares held by trusts for the benefit of Mr. Daw's children, and 145,000 shares underlying presently exercisable options.

(5) Includes 12,137 shares held by David R. Grow and Morgan Grow and 80,000 shares underlying presently exercisable options.

(6) Includes 2,178 shares held in the names of Steven R. Burt and Janet Burt and 60,000 shares underlying presently exercisable options.

(7)  Includes 20,000 shares underlying presently exercisable options.

(8)  Includes 30,000 shares underlying presently exercisable options.

(9)  Includes 20,000 shares underlying presently exercisable options.

(10) Includes 20,000 shares underlying presently exercisable options.

(11) Includes 10,000 shares underlying presently exercisable options.

(12) Includes 10,000 shares underlying presently exercisable options.

(13) Includes 375,000 shares underlying presently exercisable options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, no late reports were filed.

RELATED PARTY TRANSACTIONS

     James S. Jardine is a practicing attorney and Managing Director of the law firm of Ray, Quinney & Nebeker which provides legal services to the Company.

     In the regular course of its business, the Company periodically engages in constructed-related transactions with Daw Incorporated, an interior finish construction company of which Ronald W. Daw, the Chief Executive Officer of the Company, is an officer and principal shareholder. These transactions include the Company's purchase of construction-related supplies and equipment and the Company's engagement of Daw Incorporated to perform construction services. The total amount paid by the Company to Daw Incorporated during the year ended December 31, 1998 was approximately $400,000. Management believes the terms of its transactions with Daw Incorporated have been at least as favorable as could be obtained from unaffiliated third parties.

                          PROPOSAL NO. 2 -- APPROVAL OF
                        1999 OMNIBUS STOCK INCENTIVE PLAN

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The Board of Directors has adopted and recommends that shareholders vote to approve the Daw Technologies, Inc. 1999 Omnibus Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan will, if approved, be substituted in part for the Daw Technologies, Inc. 1993 Stock Option Plan, as amended (the "Predecessor Plan") and, therefore, shares of Common Stock previously authorized for the granting of stock options under the Predecessor Plan but not granted prior to December 31, 1998 will no longer be available under the Predecessor Plan but will, instead, be available under the Incentive Plan. Any stock options previously granted under the Predecessor Plan will remain outstanding pursuant to the terms of the Predecessor Plan. If the Incentive Plan is not approved, the Predecessor Plan will remain in effect in its present form. The terms of the Incentive Plan are summarized below. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Incentive Plan.

GENERAL

     The Incentive Plan is intended to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and others who are expected to contribute to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company thereby aligning their interest more closely to the interest of the stockholders.

     The Incentive Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") which denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer), for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment. Accordingly, if the Incentive Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Incentive Plan will not be subject to the deduction limit of Section 162(m).

SUMMARY OF TERMS

     The Incentive Plan authorizes an aggregate of 1,250,000 shares of Common Stock that may be subject to awards, subject to adjustment as described below; however, upon approval of the Incentive Plan, no future options may be granted under the Predecessor Plan and 245,500 shares of Common Stock previously available for stock options under the Predecessor Plan but not covered by outstanding stock options will no longer be available under the Predecessor Plan but will, instead, be available under the Incentive Plan. Accordingly, only an additional 1,005,000 shares of Common Stock would be available for awards under the Incentive Plan in excess of the number of shares currently available under the Predecessor Plan. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Incentive Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Incentive Plan. The total number of shares of Common Stock subject to awards (including awards paid in cash but denominated in shares of Common Stock) granted to any Participant in the Incentive Plan during any taxable year of the Company will not exceed 100,000. In the event that the Compensation Committee of the Board of Directors (the "Committee") determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Incentive Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Incentive Plan, the limit on individual awards, the number of shares subject to each outstanding award, and the exercise price of each outstanding option or stock appreciation right.

     Awards under the Incentive Plan may be made in the form of (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Phantom Stock and (vi) Stock Bonuses. Awards may be granted to such directors, officers, employees and others expected to contribute to the long-term success of the Company and its subsidiaries as the Committee shall, in its discretion, select.

     The Incentive Plan will be administered by the Committee which shall, at all times, consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Incentive Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

AWARDS UNDER THE PLAN

     STOCK OPTIONS. Unless the Committee expressly provides otherwise, an option will not be exercisable prior to one year after the date of grant and will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the grant. The Committee will determine each option's expiration date; provided, however, that no incentive stock opinion may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, but may be no less than the Fair Market Value of a share of Common Stock on the date of grant. The option exercise price is payable (i) in cash, by certified check, bank cashier's check or wire transfer, (ii) by delivering instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Purchase Price, (iii) by delivering shares of Common Stock owned by the Participant with appropriate stock powers, (iv) by electing to have the Company retain shares of Common Stock which would otherwise be issued on the exercise of the Option, (v) any combination of the foregoing forms or (vi) by such other payment method as the Committee may prescribe.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Incentive Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such stock appreciation right is being exercised.

     RESTRICTED STOCK. The Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. Awards of Restricted Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of one or more pre-established performance goals (the "Performance Goals") established by the Committee. The Performance Goals may be based on the attainment by the Company (and/or its subsidiaries, if applicable) of any one or more of the following criteria: (i) a specified percentage return on total stockholder equity of the Company; (ii) a specified percentage increase in earnings per share from continuing operations of Common Stock; (iii) a specified percentage increase in net income of the Company; and (iv) a specified percentage increase in profit before taxation of the Company.

     PHANTOM STOCK. The Committee may grant shares of Phantom Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Committee shall determine in its discretion. If the requirements specified by the Committee are met, the grantee of such an award will receive a cash payment equal to the Fair Market Value of the shares covered thereby plus the dividends that would have been paid on such shares had they actually been outstanding following the grant date. Awards of Phantom Stock granted to Executive Officers of the Company will be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of any one or more of the Performance Goals noted above.

     STOCK BONUS. The Committee may grant bonuses comprised of shares of Common Stock free of restrictions to such persons, in such amounts, as the Committee shall determine in its discretion. No Executive Officer shall be eligible to receive a Stock Bonus under the Incentive Plan unless a prior determination of eligibility is made by the Committee.

     The Board may suspend, discontinue, revise, terminate or amend the Incentive Plan at any time; provided, however, that stockholder approval will be obtained if and to the extent that the Board deems it appropriate to satisfy Section 162(m).

     In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

PLAN BENEFITS

     The Company cannot now determine the exact number of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock and Stock Bonuses to be granted in the future to the executive officers named under the "Executive Compensation--Summary Compensation Table" below, to all current executive officers as a group, or to all employees (including executive officers). See "Executive Compensation--Options Granted in Last Fiscal Year" below for the number of options granted under the Stock Option Plan to the executive officers named in the Summary Compensation Table in the year ended December 31, 1998. During the year ended December 1998, options to purchase 100,000 shares of Common Stock were granted to all current executive officers as a group.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income upon the grant of a Non- Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the Fair Market Value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

     In the event of a sale of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

     INCENTIVE STOCK OPTIONS. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised or if the optionee subsequently engages in a "disqualifying disposition," as described below.

     A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated a long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the Fair Market Value of the shares at the time of exercise of the Incentive Stock Option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

     RESTRICTED STOCK. A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the Fair Market Value of the Restricted Stock at the time of receipt. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the Fair Market Value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

     Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

     OTHER AWARDS. The grant of a Stock Appreciation Right or Phantom Stock award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount. A Stock Bonus generally will result in compensation income for the grantee and a tax deduction for the Company, equal to the Fair Market Value of the shares of Common Stock granted.

     Inasmuch as awards under the Incentive Plan will be granted at the sole discretion of the Committee and that performance goal criteria may vary from year to year and from Participant to Participant, benefits under the Incentive Plan are not determinable. Compensation paid and other benefits granted for the 1998 fiscal year are set forth above in the section entitled "Executive Compensation" commencing on page 5.

                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the year ending December 31, 1999 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Grant Thornton LLP whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Grant Thornton LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                  OTHER MATTERS

OTHER BUSINESS

     The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 2000 ANNUAL MEETING

     Shareholders desiring to submit proposals for the Proxy Statement for the 2000 Annual Meeting will be required to submit them to the Company in writing on or before April 1, 2000. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, Daw Technologies, Inc., 2700 South 900 West, Salt Lake City, Utah 84119.

                               DAW TECHNOLOGIES
PROXY     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald W. Daw and David R. Grow, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Daw Technologies, Inc., a Utah corporation (the "Company"), held of record by the undersigned on June 25, 1999, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 2700 South 900 West, Salt Lake City, Utah, on July 30, 1999, at 2:00 P.M., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors shall have been duly elected and qualified.
    / / FOR all nominees listed below (except as marked to the contrary).
    / / WITHHOLD AUTHORITY to vote for all nominees listed below. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
        CHARLES L. BATES     ROBERT G. CHAMBERLAIN    RONALD W. DAW
     ROBERT J. FRANKENBERG    JAMES J. JARDINE    VIRGINIA GORE GIOVALE

2. PROPOSAL TO APPROVE the Daw Technologies, Inc. 1999 Omnibus Stock Incentive Plan
                      / / FOR   / / AGAINST   / / ABSTAIN

3.  PROPOSAL TO RATIFY the appointment of Grant Thornton LLP as independent
    public accountants of the Company.   / / FOR   / / AGAINST   / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE APPROVAL OF THE DAW TECHNOLOGIES, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Dated: _____________________________, 1999  Signature:_________________________
Signature if held jointly: ____________________________________________________

(Please sign the above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized offer. If a partnership, please sign in partnership name by authorized person.)